EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), dated January 2, 2012, by and between Adeona Pharmaceuticals, Inc., a corporation organized under the laws of the State of Nevada (the “Corporation”), and Steve H. Kanzer, CPA, JD, an individual (the “Employee”).

1.	EMPLOYMENT; DUTIES

(a)    The Corporation hereby engages and employs Employee as Interim Director, Biologics Division of the Corporation, and Employee hereby accepts such engagement and employment as Interim Director, Biologics Division of the Corporation, for the term of this Agreement as long as Employee desires to serve. It is expected that the employment duties of Employee will include reporting directly to the Board of Directors of the Corporation and/or the Chief Executive Officer of the Corporation for the performance of directing, supervising and having responsibility for all aspects of the operations and general affairs of the Biologics Division, including authority for budgeting, hiring of personnel and execution of agreements necessary to facilitate the operations of the Biologics Division in the Northern Virginia area.

(b)   Employee shall devote substantially all of his professional time under this Agreement at the Corporation’s executive offices and in its offices at Northern Viriginia or clinical laboratory in Chicago or traveling on corporate business, with travel to and from Employee’s residence to the Corporation’s Michigan, Virginia or Chicago locations to be at the Corporation’s expense.

(c)  The Corporation shall provide a computer, cellular phone and office for Employee.

2.	TERM

The term (the “Term”) of Employee’s employment shall be six (6) months from the execution date of this Agreement unless terminated earlier under Section 8 of this Agreement. The parties may extend the Term for an additional three (3) year period upon mutual consent of Employee and the Board of Directors of the Corporation, upon terms to be agreed upon by the parties.

3.	COMPENSATION

(a)    As compensation for the performance of his duties on behalf of the Corporation, Employee shall receive the following:

(i) Base Salary. Employee shall receive a base salary of Ninety Thousand Dollars ($90,000) for the Term (the “Base Salary”), payable semi-monthly. In addition, the Corporation shall provide Employee and his family with healthcare coverage pursuant to the Corporation’s healthcare insurance policy plan.

(ii)     Bonus. On the first of each calendar year while employed, Employee may be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Corporation payable in cash or equity in the sole and absolute discretion of both the Compensation Committee and the Board of Directors of the Corporation.

(iii)     Discretionary Transactional Bonus. In connection with a significant transaction consummated by the Corporation or its subsidiaries in which Employee is directly or indirectly involved in, Employee may be entitled to receive a discretionary transactional bonus payable in cash or equity in the sole and absolute discretion of both the Compensation Committee and the Board of Directors of the Corporation.

(b) The Corporation shall reimburse Employee for all normal, usual and necessary expenses incurred by Employee, including all travel, lodging and entertainment, against receipt by the Corporation, as the case may be, of appropriate vouchers or other proof of Employee’s expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Corporation.

(c)      The Corporation shall reimburse Employee for expenses incurred in connection with his relocation to Virginia, including a full service mover, transportation expenses and any other related expenses. In addition, during the Term the Corporation shall reimburse Employee on a monthly basis for the reasonable expenses he incurs for rent for his personal residence in the Virginia area.

(d) The Corporation shall provide Employee with full advance indemnification to the extent permitted by Nevada law, including indemnification for activities at all subsidiaries.

(e) Employee shall be entitled to two (2) weeks paid vacation and sick leave in accordance with the Corporation’s policies. The Corporation shall provide Employee and his family with healthcare coverage pursuant to the Corporation’s healthcare insurance policy plan.

4.	REPRESENTATIONS AND WARRANTIES BY EMPLOYEE

Employee hereby represents and warrants to the Corporation as follows:

(a) Neither the execution and delivery of this Agreement nor the performance by Employee of his duties and other obligations hereunder violates or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which Employee is a party or by which he is bound.

(b) Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

6.	CONFIDENTIAL INFORMATION

(a)    Employee agrees that during the course of his employment or at any time thereafter, he will not disclose or make accessible to any other person, the Corporation’s products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any affiliates or any of their clients. Employee agrees: (i) not to use any such information for himself or others, and (ii) not to take any such material or reproductions thereof from the Corporation’s facilities at any time during his employment by the Corporation. Employee agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

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(b) Except with prior written authorization by the Corporation, Employee agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

(c) In the event that Employee breaches any provisions of this Section 6 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 6, Employee shall not urge as a defense that there is an adequate remedy at law, nor shall the Corporation be prevented from seeking any other remedies which may be available. In addition, Employee agrees that in event that he breaches the covenants in this Section 6, in addition to any other rights that the Corporation may have, Employee shall be required to pay to the Corporation any amounts he receives in connection with such breach.

(d)      Employee recognizes that in the course of his duties hereunder, he may receive from the Corporation or others information which may be considered “material, non-public information” concerning a public company that is subject to the reporting requirements of the United States Securities and Exchange Act of 1934, as amended. Employee agrees not to:

(i)   Buy or sell any security, option, bond or warrant while in possession of relevant material, non-public information received from the Corporation or others in connection herewith, and

(ii)     Provide the Corporation with information with respect to any public company that may be considered material, non-public information, unless first specifically agreed to in writing by the Corporation.

7.	INVENTIONS DISCOVERED BY EMPLOYEE

Employee shall promptly disclose to the Corporation any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by Employee, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, within one (1) year after the Term: (a) which pertain to any line of business activity of the Corporation, whether then conducted or then being actively planned by the Corporation, with which Employee was or is involved, (b) which is developed using time, material or facilities of the Corporation, whether or not during working hours or on the Corporation premises, or (c) which directly relates to any of Employee's work during the Term, whether or not during normal working hours. Employee hereby assigns to the Corporation all of Employee's right, title and interest in and to any such Inventions. During and after the Term, Employee shall execute any documents necessary to perfect the assignment of such Inventions to the Corporation and to enable the Corporation to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond Employee’s agreed compensation during the course of Employee's employment. All such acts shall be done without cost or expense to Employee. Employee shall be compensated for the giving of evidence or testimony after the term of Employee’s employment at the rate of Two Thousand Dollars ($2,000) per day. Without limiting the foregoing, Employee further acknowledges that all original works of authorship by Employee, whether created alone or jointly with others, related to Employee's employment with the Corporation and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S .C. (S) 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Corporation. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U. S. C. (S) 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Corporation. Employee hereby irrevocably designates counsel to the Corporation as Employee's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Corporation's rights under this Section. This Section 7 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Employee hereby waives such Moral Rights and consents to any action of the Corporation that would violate such Moral Rights in the absence of such consent. Employee agrees to confirm any such waivers and consents from time to time as requested by the Corporation.

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8.	TERMINATION

Employee’s employment hereunder shall continue as set forth in Section 2 hereof unless terminated upon the first to occur of the following events:

(a)	The death or disability of Employee,

(b)	Termination by the Corporation for Just Cause,

(c)	Termination by the Corporation without Just Cause,

(For the purpose of this Agreement, termination for “Just Cause” shall mean a termination for gross insubordination; acts of embezzlement or misappropriation of funds; fraud; dereliction of fiduciary obligation; conviction of a felony, a willful unauthorized disclosure of confidential information belonging to the Corporation or entrusted to the Corporation by a client; a material violation of any provision of the Agreement which is not cured by Employee within fifteen days of receiving written notice of such violation by the Corporation; being under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of Employee’s duties under this Agreement, engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; Termination for Just Cause shall also include the failure of Employee to perform his written assigned tasks, where such failure is attributable to the fault of Employee. In this event, the Corporation will first provide a written warning of such failure and the allocation of fault, and provide a reasonable time period to cure such failure, in no case less than thirty days.)

(d)	Material breach by the Corporation of any provision of this agreement that is not cured within fifteen (15) days of written notice thereof from Employee, or

(e)	Termination by Employee at any time.

The Corporation shall not be required to pay any severance to Employee in case of any termination of Employee’s employment.

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9.	NOTICES

Any notice or other communication under this Agreement shall be in person or in writing and shall be deemed to have been given: (i) when delivered personally against receipt therefor, (ii) one (1) day after being sent by Federal Express or similar overnight delivery, (iii) three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party, or (iv) when sent by facsimile, followed by oral confirmation and with a hard copy sent as in (ii) or (iii) above.

10.	SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so a to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

11.	ENTIRE AGREEMENT MODIFICATION

This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

12.	BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of Employee’s obligations hereunder may not be transferred or assigned by Employee.

13.	NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

14.	GOVERNING LAW, DISPUTE RESOLUTION

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan of the United States of America without regard to principles of conflict of laws.

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15.	HEADINGS

The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Corporation:

ADEONA PHARMACEUTICALS, INC.

By:  /s/ James S. Kuo

Title:  Authorized Agent

Employee:

/s/ Steve H. Kanzer

Steve H. Kanzer

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